Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form F-1 of our report dated March 4, 2016 relating to the financial statements, which appears in Parnell Pharmaceuticals Holdings Ltd’s Annual Report on Form 20-F for the year ended December 31, 2015. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers

Sydney, Australia

March 8, 2016